Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of STERIS plc and subsidiaries (STERIS) pertaining to the STERIS plc 2006 Long-Term Equity Incentive Plan, the STERIS plc 2006 Long-Term Equity Incentive Plan, Assumed as Amended and Restated and the STERIS Corporation 401(k) Plan of our reports dated May 26, 2017, with respect to the consolidated financial statements and schedule of STERIS and the effectiveness of internal control over financial reporting of STERIS included in this Annual Report (Form 10-K) of STERIS for the year ended March 31, 2017:

Registration Number	Description

333-214491	Form S-8 Registration Statement - STERIS plc 2006 Long-Term Equity Incentive Plan

333-207721	Form S-8 Registration Statement - STERIS plc 2006 Long-Term Equity Incentive Plan, Assumed as Amended and Restated

333-207722	Form S-8 Registration Statement - STERIS Corporation 401(k) Plan

/s/    Ernst & Young LLP

Cleveland, Ohio
May 26, 2017